UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2019

ATHENEX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38112	43-1985966
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Main Street, Suite 600, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 427-2950

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 28, 2019, the Board of Directors of Athenex, Inc. (the “Company”) approved the compensation of its executive officers for the year ending December 31, 2019, including their annual salaries, potential cash bonus awards and equity-based compensation pursuant to the Company’s 2017 Omnibus Incentive Plan. For Johnson Lau, the Company’s Chief Executive Officer, the Board approved an annual base salary of $525,000, an increase of $25,000 or 5% from 2018, along with a target cash bonus of up to $420,000, the amount of which will be based solely on the discretion of the Board of Directors. For Jeffery Yordon, the Company’s Chief Operating Officer, the Board approved an annual base salary of $420,000, an increase of $20,000 or 5% from 2018, along with a target cash bonus of up to $336,000, the amount of which will be based solely on the discretion of the Board of Directors. For Rudolf Kwan, the Company’s Chief Medical Officer, the Board approved an annual base salary of $336,000, an increase of $16,000 or 5% from 2018, along with a target cash bonus of up to $201,600, the amount of which will be based solely on the discretion of the Board of Directors. Messrs. Lau, Yordon and Kwan were also granted 250,000, 100,000 and 120,000 options to purchase Common Stock, respectively, at an exercise price of $13.17 per share which vest in four equal annual installments beginning on the anniversary of the grant date of February 28, 2019.

Also on February 28, 2019, the Board of Directors modified the form of its officers’ cash bonus awards for the year ended December 31, 2018 by giving the officers the election to receive their 2018 cash bonus in cash or an award of unrestricted common stock pursuant to the Company’s 2017 Omnibus Incentive Plan. The number of shares the officers may receive is calculated by dividing the after-tax cash bonus by the result of discounting the closing price of the Company’s common stock on the grant date by 10%. The officers may elect to receive 25%, 50%, 75% or 100% of their cash bonus in shares of the Company’s common stock, provided that the officers agree not to sell those shares for a period of six months following the date the shares are issued.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENEX, INC.

Date: March 6, 2019	/s/ Randoll Sze
Name: Randoll Sze
Title: Chief Financial Officer